Exhibit 99.1

EDCI Holdings, Inc. Announces 4Q2009 and FY2009 Results

NEW YORK – March 5, 2010 – EDCI Holdings, Inc. (NASDAQ: EDCI) (“EDCI”), today reported 4Q2009 and FY2009 financial results.  As of January 2010, EDCI is engaged in a final Plan of Complete Liquidation and Dissolution (“Plan of Dissolution”) that was approved by EDCI’s shareholders at a Special Meeting held on January 7, 2010.  EDCI is the majority shareholder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market.  The Plan of Dissolution does not directly involve the operating business, assets, liabilities or corporate existence of EDC and its subsidiaries, however, EDCI’s equity investment in EDC is an asset that is part of the Plan of Dissolution, and during EDCI’s minimum three-year dissolution period, EDCI will continue to seek value for its investment in EDC by exploring strategic alternatives and seeking, as appropriate, cash distributions, subject to applicable legal requirements.

Significant Developments Related to EDCI’s Plan of Dissolution and 4Q2009 and FY2009 Highlights

•
EDCI Shareholders Approve Plan of Dissolution:  EDCI Plan of Dissolution approved at a special shareholder meeting held January 7, 2010. As of January 2010, EDCI has adopted the liquidation basis of accounting and, as such, EDCI will report its net assets, including those related to EDC, at fair value for financial statement presentation purposes for all future reporting periods beginning with its March 31, 2010 Form 10-Q.

•
EDCI Cash and Cash Equivalents:  $50.6 million at December 31, 2009.  This compares to $50.9 million at September 30, 2009.  Approximately $21.0 million, or $3.12/share outstanding, was distributed by EDCI to its shareholders on February 1, 2010 pursuant to the EDCI Plan of Dissolution.  Of the remaining $29.6 million of EDCI cash, $10.0 million is reserved for a contemplated tender offer / subsequent dissolution distribution (discussed further below) and, in accordance with the Plan of Dissolution, the remaining $19.6 million is subject to a range of further reserved amounts for operating costs during the required wind down period and known and unknown contingent liabilities of between $3.5 million and an amount approximating that remaining cash balance. Additional information in regards to these reserves can be found in EDCI’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on November 16, 2009.

•
EDCI Cash Burn Rate:  Based on current estimates, EDCI targets the annual 2010 cash burn rate at $1.0 million (net of inter-company repayments).   This estimated annual 2010 cash burn rate assumes that EDCI will be successful in its petition to obtain certain reporting relief from the SEC during mid to late 2010 and that EDCI continues to recoup certain shared service expenses from EDC.

•	EDC Debt Declines 80% in 4Q2009: $9.4 million in debt at 3Q2009 declines to $1.9 million at December 31, 2009.

•
EDC International 4Q2009 Revenue Remained Steady Y/Y:  Favorable exchange rate fluctuations offset Disc volume declines of 7% Y/Y and deteriorating pricing resulting in a slight increase in Y/Y revenues.  FY2009 revenue down (21%) Y/Y to $187.9 million.

 “Subsequent to EDCI’s shareholders’ near unanimous approval of the Plan of Dissolution on January 7, 2010, EDCI has turned its focus to winding up EDCI’s business affairs,” stated Clarke H. Bailey, Chief Executive Officer.  “Our ultimate goal is to effect a distribution of the maximum available cash of EDCI to its shareholders while retaining sufficient reserves to maximize the value of any remaining assets and manage down both known and unknown liabilities in accordance with state law requirements.  On February 1, 2010, EDCI made an initial dissolution distribution to its shareholders of approximately $21.0 million pursuant to the Plan of Dissolution and intends to implement a tender offer using up to $10.0 million of additional EDCI cash, proceeds for which were reserved for in the amounts approved by EDCI’s Board of Directors and subsequently approved on a near unanimous basis by EDCI’s shareholders, under the Plan of Dissolution.”

In regards to EDC, Mr. Bailey added, “The EDC Disc manufacturing and distribution business FY2009 results, which included 21% Y/Y revenue declines and 14% Y/Y disc volumes declines, illustrate the difficult environment under which EDC is operating. As Disc volume declines remain largely out of EDC’s control, EDC’s management continues to focus its efforts on controlling costs and right-sizing the EDC operations to ensure that cash flows are maximized. In furtherance of this objective, in January 2010, EDC appointed John Fitzgerald as Chief Operating Officer of its EDC GmbH (“EDC Hannover”) subsidiary.  John has a proven track record of guiding an international Disc replicator and logistics provider through difficult times and he will be a key figure in leading EDC Hannover through what is certain to be a challenging 2010 and beyond.”

EDCI reminds shareholders that the range of estimated liquidation distributions as set forth in its definitive proxy statement filed with the SEC on November 16, 2009 did not include any value for EDCI's investment in EDC as EDCI was, and continues to be, unable to provide any assurance that its efforts to seek value for that investment will result in any additional proceeds. While EDC is currently examining the possibility of making a dividend distribution from EDC's German subsidiaries to EDC, such a dividend remains subject to the future operating performance of EDC’s German subsidiaries and compliance with German law, and the distribution of any cash from EDC to EDCI is subject to additional security obligations and additional U.S. legal considerations. Also, the cooperation of Universal Music Group (“Universal”), EDC’s largest customer, is critical to any sale of the EDC German subsidiaries and based on the latest unsuccessful negotiations related to a potential sale of the EDC German subsidiaries, EDCI believes that no transaction involving the sale of the EDC German subsidiaries is likely in the near future.

4Q2009 and FY2009 Financial Summary

All amounts below represent continuing operations unless noted
($000's)	4Q2009	4Q2008	Change		FY2009	FY2008	Change
Total revenue	$66,427	$65,820	1%		$187,876	$238,428	(21%)
Gross profit	17,729	16,612	7%		36,015	47,949	(25%)
Gross margin %	26.7%	25.2%	+150	bp.	19.2%	20.1%	(90	bp.)
SG&A expense	6,639	5,131	29%		27,856	32,180	(13%)
SG&A %	10.0%	7.8%	+220	bp.	14.8%	13.5%	+130	bp.
Severance costs for UK facility closure	(42)	-			7,110	-
Severance costs for UK facility closure as % of revenue	-0.1%	0.0%			3.8%	0.0%
Impairment of long-lived assets	-	26,354			-	26,354
Impairment of long-lived assets as % of revenue	0.0%	40.0%			0.0%	11.1%
Operating income (loss)	11,132	(16,272)			1,049	(16,827)
Operating margin %	16.8%	-24.7%			0.6%	-7.1%
Adjusted EBITDA	12,539	13,001	(4%)		14,482	23,623	(39%)
Income (loss) from continuing operations	7,987	(11,472)			(139)	(13,173)
Income (loss) from discontinued operations	(635)	146			(2,642)	(9,048)
Net income (loss) attributable to noncontrolling interest in subsidiary company	160	(363)			66	(566)
Net income (loss) attributable to common stockholders †	7,192	(10,963)			(2,847)	(21,655)
Common shares outstanding	6,686,137	6,694,642			6,686,137	6,694,642
Diluted EPS from continuing operations	$1.18	$(1.65)			$(0.02)	$(1.86)
Diluted EPS from discontinued operations	$(0.11)	$(0.02)			$(0.40)	$(1.31)

† Includes both continuing and discontinued operations

4Q2009 and FY2009 Operating Results

•	Revenue:

o	4Q2009 Revenue remained steady Y/Y: Favorable exchange rate fluctuations offset Disc volume declines of (7%) Y/Y and deteriorating pricing resulting in a slight increase in Y/Y revenues.
o
FY2009 Revenue down (21%) Y/Y:  The (21%) Y/Y decline was attributable to Disc volume declines of (14%) Y/Y, business mix pressures on revenues per unit and 5 bp. of the decline related to the U.S. dollar strengthening against the Euro and British Pound.

•	Gross Margin:

o
4Q2009 Gross Margin Percentage up 150 bp. Y/Y:  4Q2009 gross margin was 26.7%.  The increase from 4Q2008 was due to 18% Y/Y volume increase for our EDC Hannover Distribution operations as well as the impact of certain cost savings measures related to our manufacturing operations.

o
FY2009 Gross Margin Percentage down (90 bp.) Y/Y:  FY2009 gross margin was 19.2%.  The decrease from FY2008 was due to (14%) Y/Y volume declines, lower revenue per unit and the U.S. dollar strengthening against the Euro and British Pound.

•	EBITDA:

o
4Q2009 EBITDA remained steady Y/Y:  Favorable exchange rate fluctuations offset Disc volume declines of (7%) Y/Y, deteriorating pricing and higher SG&A costs resulting in consistent EBITDA when excluding one-time charges.

o	FY2009 EBITDA down (39%) Y/Y: The decrease from FY2008 was due to (14%) Y/Y volume declines and lower revenue per unit offset in part by lower SG&A costs and favorable exchange rate fluctuations.

Balance Sheet Information

($000,000's)	12/31/2009	9/30/2009	12/31/2008	% Change from 9/30/2009
		(unaudited)

EDCI Cash & S/T Investments	$50.6	$50.9	$52.6	(0.6%)
EDC Unrestricted Cash	27.5	27.5	22.5	0.0%
EDC Accounts Receivable	16.4	14.5	19.1	13.1%
EDC Credit Facility & UMG Debt	1.9	9.4	10.3	(79.8%)

•	EDCI Cash:
o
EDCI cash and cash equivalents were $50.6 million at December 31, 2009.  This compares to $50.9 million at September 30, 2009.  Approximately $21.0 million, or $3.12/share outstanding, was distributed by EDCI to its shareholders on February 1, 2010 pursuant to EDCI’s Plan of Dissolution. Of the remaining $29.6 million of EDCI cash, $10.0 million is reserved for a contemplated tender offer / subsequent dissolution distribution (discussed further below) and, in accordance with the Plan of Dissolution, the remaining $19.6 million is subject to a range of further reserved amounts for operating costs during the required wind down period and known and unknown contingent liabilities of between $3.5 million and an amount approximating that remaining cash balance. Additional information in regards to these reserves can be found in EDCI’s proxy statement filed with the SEC on November 16, 2009.  Based on current estimates, EDCI targets the annual 2010 cash burn rate at $1.0 million.   This estimated annual 2010 cash burn rate assumes that EDCI will be successful in its petition to obtain certain reporting relief from the SEC during mid to late 2010 and that EDCI continues to recoup certain shared service expenses from EDC.

•	EDC Credit Facility & UMG Debt:
o	EDC began 4Q2009 with $9.4 million but ended with $1.9 million in debt. EDC paid off all remaining debt balances outstanding related to its Senior Secured Credit Facility during 4Q2009.

Key Events and Strategic Updates

Plan of Liquidation and Dissolution

At a Special Meeting held on January 7, 2010, the shareholders of EDCI approved the voluntary dissolution and liquidation of EDCI pursuant to the Plan of Dissolution. The Plan of Dissolution provides for the voluntary dissolution, liquidation and winding up of EDCI.  As of January 2010, EDCI has ceased all its business activities except for those relating to winding up EDCI’s business and affairs during a minimum three-year period required under Delaware law, including, but not limited to, gradually settling and closing its business, prosecuting and defending suits by or against EDCI, seeking to convert EDCI’s assets into cash or cash equivalents, discharging or making provision for discharging EDCI’s known and unknown liabilities, making cash distributions to EDCI’s shareholders, withdrawing from all jurisdictions in which EDCI is qualified to do business and, if EDCI is unable to convert any assets to cash or cash equivalents by the end of the three-year period, distributing EDCI’s remaining assets in-kind among our shareholders according to their interests or placing them in a liquidating trust for the benefit of EDCI’s shareholders, and, subject to statutory limitations, taking all other actions necessary to wind up EDCI’s business and affairs. As of January 2010, EDCI has adopted the liquidation basis of accounting and, as such, EDCI will report its net assets, including those related to EDC, at fair value for financial statement presentation purposes in all future reporting periods beginning with its March 31, 2010 Form 10-Q.  EDCI is also in the process of analyzing the structure and feasibility of a potential tender offer.  The tender offer is designed to afford additional flexibility to shareholders who prefer a fixed amount of cash and immediate recognition of any tax-losses to so elect to participate and sell at least a portion of their shares in the tender offer. The total of up to $10.0 million would be reduced pro rata if the result of the tender would put EDCI's net operating losses at risk, as EDCI believes it is prudent to continue to protect those tax-loss carryforwards at this time.  Based on our current review and depending upon the mix of shareholders tendering and other factors, the actual amount of the tender could be much lower than the full $10.0 million, and the tender offer is contingent on EDCI obtaining guidance from the SEC that it will be successful in obtaining relief from certain continued SEC reporting requirement.  Absent such relief, EDCI would consider other transactions, including going private through a reverse stock split transaction, to further reduce public costs, which would require additional stockholder approval, add further costs and would require cashing-out a number of our smaller stockholders.  Cashing-out shareholders would require cash and could also put EDCI’s net operating losses at risk, and thus may limit or preclude the contemplated tender offer  Any amount not successfully tendered or used in a reverse stock split would be subsequently distributed as a dissolution distribution payment.

EDC Blackburn – Hannover Consolidation Update

As previously announced on March 20, 2009, the Board of Directors of EDC approved a plan to consolidate EDC’s Blackburn, UK and Hannover, Germany manufacturing volumes within the Hannover facility (the “Consolidation”).  As a result of the Consolidation, EDC ceased all operations conducted at its Blackburn facility in the United Kingdom as of December 31, 2009 with the intention of producing all of the future manufacturing volume for Universal, its largest customer, in EDC’s Hannover plant through the expiration of the Universal manufacturing agreement (the “Manufacturing Agreement”) in May 2015.  However, Universal has objected to EDC producing certain UK related volume at its EDC Hannover plant, has stated its intention to procure 40% of its UK related volume from third-party manufacturers in 2010 while maintaining its claim that EDC has forfeited its right to continue to service 100% of those UK requirements, and has further claimed EDC's actions constitute a material breach of the Manufacturing Agreement entitling Universal to terminate the entire Manufacturing Agreement.  On January 14, 2010, EDC confirmed that Universal had begun to order certain of its UK requirements from third parties. EDC has submitted the matter for arbitration. In consultation with counsel, EDC continues to believe Universal’s claims and remedies lack merit and intends to continue to vigorously defend and pursue this matter in arbitration. In particular, the Manufacturing Agreement expressly provides that EDC is only obliged to use its "commercially reasonable endeavors" to manufacture the majority of Universal’s UK requirements at its Blackburn facility, and as previously disclosed in March 2009, at that time management of EDC determined, and EDC's Board of Directors confirmed, that it was no longer commercially reasonable to continue operating the Blackburn manufacturing facility.  For a complete description of this matter we refer stockholders to our Form 10-K filed with the SEC today.

Share Buyback Program

EDCI announced on May 26, 2009 that the EDCI Board of Directors approved a twelve month extension of EDCI's common stock repurchase program and also added a provision to the program which allows EDCI to repurchase shares of its common stock under a 10b5-1 plan.  During the fourth quarter of 2009, EDCI did not repurchase any shares as EDCI’s common stock market price during the fourth quarter was above the limit order repurchase price as set forth under the 10b5-1 plan. EDCI has purchased a total of 220,610 shares for an aggregate purchase price of $982,000 since the June 1, 2008, inception of its common stock repurchase program

CONFERENCE CALL
EDCI will host a conference call to discuss the 4Q2009 and FY2009 financial results on Monday, March 8, 2010 at 9:00 a.m. EDT. This press release, the financial tables, as well as other supplemental information, including the reconciliation of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on EDCI’s corporate website located at www.edcih.com.

To access the conference call, please dial (800) 642-1740 or (706) 634-7533 (international callers) and reference conference code 57353520. A live webcast of the conference call will also be available on EDCI’s corporate website.  A replay of the conference call will be available through midnight EDT on Wednesday, March 17, 2010. The replay can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international callers). The conference code for the replay is 57353520.

ABOUT EDCI HOLDINGS, INC.
EDCI Holdings, Inc. (Nasdaq: EDCI) is engaged in a final Plan of Complete Liquidation and Dissolution (“Plan of Dissolution”) that was approved by EDCI’s shareholders at a Special Meeting held on January 7, 2010.  EDCI is also the majority shareholder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market.  The Plan of Dissolution does not directly involve the operating business, assets, liabilities or corporate existence of EDC and its subsidiaries, however, during EDCI’s minimum three-year dissolution period, EDCI will continue to seek value for its investment in EDC by exploring strategic alternatives and seeking, as appropriate, cash distributions, subject to applicable legal requirements. For more information, please visit www.edcih.com.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the timing of certain actions contemplated by the Plan of Dissolution. When used in this press release, the words "will," "expects," or "intends to" and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results or the level of activity, performance or achievements expressed or implied by such statements to differ materially from our expectations of future results, level of activity, performance or achievements expressed or implied by those statements. Such differences may be caused by factors such as, but not limited to, EDCI's ability to sell its assets in a timely manner or at all pursuant to its Plan of Dissolution; EDCI's ability to settle, make reasonable provision for, or otherwise resolve its liabilities and obligations; a change in economic conditions; the risks associated with EDCI's dependence on Universal Music

Group's cooperation regarding any transaction involving EDC; and our Board of Director's ability to abandon or delay the implementation of the plan of dissolution. More information about these and other important factors that could affect our business and financial results is included in the "Risk Factors" section of our quarterly report on Form 10-Q we filed with the Securities and Exchange Commission ("SEC") on October 30, 2009 and the proxy statement we filed with the SEC on November 16, 2009, as well as EDCI's other filings with the SEC. EDCI undertakes no obligation to publicly update or revise any forward-looking statements.

ABOUT NON-GAAP FINANCIAL MEASURES
To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, EDCI uses the following non-GAAP financial measures: EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Summary Schedule of non-GAAP Financial Data” included at the end of this release.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008
	(In thousands, except share data)
ASSETS
Current Assets:
Cash and cash equivalents	$78,093	$75,112
Restricted cash	23,492	7,258
Accounts receivable, net of allowances for doubtful accounts of $2,853 and $3,008 for December 31, 2009 and 2008, respectively	16,446	19,129
Current portion of long-term receivable	770	599
Inventories, net	3,668	4,845
Prepaid expenses and other current assets	7,941	12,513
Deferred income taxes	27	105
Assets held for sale	6,400	7,154
Current assets, discontinued operations	208	8,691
Total Current Assets	137,045	135,406
Restricted cash	3,314	25,439
Property, plant and equipment, net	16,429	21,186
Long-term receivable	1,670	3,066
Long term investments	870	1,020
Deferred income taxes	1,895	1,694
Other assets	3,011	4,739
TOTAL ASSETS	$164,234	$192,550

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$13,447	$15,930
Accrued expenses and other liabilities	22,496	24,435
Income taxes payable	553	-
Loans from employees	976	1,142
Current portion of long-term debt	437	2,281
Current liabilities, discontinued operations	1,584	10,226
Total Current Liabilities	39,493	54,014
Other non-current liabilities	3,592	8,353
Loans from employees	1,610	2,490
Long-term debt	1,488	7,996
Pension and other defined benefit obligations	34,096	35,052
Deferred income taxes	287	-
Non-current liabilities, discontinued operations	-	41
Total Liabilities	80,566	107,946
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 1,000,000 shares, no shares issued and outstanding	-	-
Common stock, $.02 par value; authorized: 15,000,000 shares 7,019,436 shares issued 2009 and 2008	140	140
Additional paid in capital	371,373	371,091
Accumulated deficit	(297,835)	(294,988)
Accumulated other comprehensive income	6,376	4,583
Treasury stock at cost:
2009 --333,299 shares; 2008 -- 324,794 shares	(1,657)	(1,427)
Total EDCI Holdings, Inc. Stockholders' Equity	78,397	79,399
Noncontrolling interest in subsidiary company	5,271	5,205
Total Stockholders' Equity	83,668	84,604
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$164,234	$192,550

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2009	2008
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$46,514	$52,684
Service revenues	19,913	13,136
Total Revenues	66,427	65,820
COST OF REVENUES:
Cost of product revenues	35,931	40,454
Cost of service revenues	12,767	8,754
Total Cost of Revenues	48,698	49,208
GROSS PROFIT	17,729	16,612
OPERATING EXPENSES:
Selling, general and administrative expense	6,639	5,131
Severance costs for UK facility closure	(42)	-
Impairment of long-lived assets	-	26,354
Amortization of intangible assets	-	1,399
Total Operating Expenses	6,597	32,884
OPERATING INCOME (LOSS)	11,132	(16,272)
OTHER INCOME (EXPENSE):
Interest income	212	554
Interest expense	(222)	(466)
Gain on currency swap, net	-	581
Loss on currency transactions, net	(68)	(1,268)
Other income (expense), net	666	(96)
Total Other Income (Expense)	588	(695)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,720	(16,967)
Income tax provision (benefit)	3,733	(5,495)
INCOME (LOSS) FROM CONTINUING OPERATIONS	7,987	(11,472)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(25)	(2,566)
GAIN (LOSS) ON SALE OF EDC U.S. OPERATIONS	(610)	2,712
NET INCOME (LOSS)	$7,352	$(11,326)
Net income (loss) attributable to noncontrolling interest in subsidiary company	160	(363)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$7,192	$(10,963)

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations attributable to common stockholders	$1.18	$(1.65)
Discontinued operations attributable to common stockholders:
Loss from discontinued operations attributable to common stockholders	(0.02)	(0.39)
Gain (loss) on sale of EDC U.S. Operations	(0.09)	0.41
Net income (loss) per weighted average common share	$1.07	$(1.64)
INCOME (LOSS) PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):
Income (loss) from continuing operations attributable to common stockholders	$1.18	$(1.65)
Discontinued operations attributable to common stockholders:
Loss from discontinued operations attributable to common stockholders	(0.02)	(0.39)
Gain (loss) on sale of EDC U.S. Operations	(0.09)	0.41
Net income (loss) per weighted average common share	$1.07	$(1.64)

AMOUNTS ATTRIBUTABLE TO EDCI HOLDINGS, INC. COMMON STOCKHOLDERS
Income (loss) from continuing operations	$7,937	$(11,049)
Loss from discontinued operations	(135)	(2,626)
Gain (loss) on sale of EDC U.S. Operations	(610)	2,712
Net income (loss)	$7,192	$(10,963)

(1)	Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$135,715	$181,159
Service revenues	52,161	57,269
Total Revenues	187,876	238,428
COST OF REVENUES:
Cost of product revenues	115,306	151,722
Cost of service revenues	36,555	38,757
Total Cost of Revenues	151,861	190,479
GROSS PROFIT	36,015	47,949
OPERATING EXPENSES:
Selling, general and administrative expense	27,856	32,180
Severance costs for UK facility closure	7,110	-
Impairment of long-lived assets	-	26,354
Amortization of intangible assets	-	6,242
Total Operating Expenses	34,966	64,776
OPERATING INCOME (LOSS)	1,049	(16,827)
OTHER INCOME (EXPENSE):
Interest income	522	3,447
Interest expense	(791)	(2,225)
Gain on currency swap, net	2,111	1,462
Gain (loss) on currency transactions, net	469	(3,233)
Other income (expense), net	648	(440)
Total Other Income (Expense)	2,959	(989)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,008	(17,816)
Income tax provision (benefit)	4,147	(4,643)
LOSS FROM CONTINUING OPERATIONS	(139)	(13,173)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(2,621)	(11,760)
GAIN (LOSS) ON SALE OF EDC U.S. OPERATIONS	(21)	2,712
NET LOSS	$(2,781)	$(22,221)
Net income (loss) attributable to noncontrolling interest in subsidiary company	66	(566)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,847)	$(21,655)

LOSS PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations attributable to common stockholders	$(0.02)	$(1.86)
Discontinued operations attributable to common stockholders:
Loss from discontinued operations attributable to common stockholders	(0.40)	(1.71)
Gain on sale of EDC U.S. Operations	-	0.40
Net loss per weighted average common share	$(0.42)	$(3.17)
LOSS PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):
Loss from continuing operations attributable to common stockholders	$(0.02)	$(1.86)
Discontinued operations attributable to common stockholders:
Loss from discontinued operations attributable to common stockholders	(0.40)	(1.71)
Gain on sale of EDC U.S. Operations	-	0.40
Net loss per weighted average common share	$(0.42)	$(3.17)

AMOUNTS ATTRIBUTABLE TO EDCI HOLDINGS, INC. COMMON STOCKHOLDERS
Loss from continuing operations	$(141)	$(12,690)
Loss from discontinued operations	(2,685)	(11,677)
Gain (loss) on sale of EDC U.S. Operations	(21)	2,712
Net Loss	$(2,847)	$(21,655)

(1)	Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI Holdings, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.  For analysis purposes, we have added back the severance costs related to the UK facility closure and the impairment charge to arrive at adjusted EBITDA as these items do not impact continuing operations.

	4Q2009	4Q2008	FY2009	FY2008

Income (loss) from continuing operations	$7,987	$(11,472)	$(139)	$(13,173)

Income tax (provision) benefit	3,733	(5,495)	4,147	(4,643)
Gain on currency swap, net	-	(581)	(2,111)	(1,462)
(Gain) loss on currency transaction, net	68	1,268	(469)	3,233
Interest (income) expense, net	10	(88)	269	(1,222)
Depreciation and amortization	1,449	2,919	6,323	14,096
Other expense, net	(666)	96	(648)	440
EBITDA from continuing operations	12,581	(13,353)	7,372	(2,731)
Impairment	-	26,354	-	26,354
Severance costs for UK facility closure	(42)	-	7,110	-
Adjusted EBITDA from continuing operations	$12,539	$13,001	$14,482	$23,623